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                                                     EXHIBIT 10.21b

                 THE UNITED ILLUMINATING COMPANY

                     1990 STOCK OPTION PLAN

              Amendments adopted December 20, 1993
                      and January 24, 1994
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     (1)  The second paragraph of Subsection (c) of Section 5 is amended to provide as follows:

          Except as otherwise provided in subsection (d) of

     this Section 5, an Optionee may exercise a Stock Option

     only (i) if he or she is, and has continuously been

     since the date the Stock Option was granted, a full-

     time employee of the Company or one of its

     Subsidiaries, and (ii) if such Stock Option was granted

     in tandem with a dividend equivalent unit under the

     Company's 1993 Stock Option Dividend Equivalent

     Program, the Company's Board of Directors has confirmed

     the dividend equivalent performance results for the

     related dividend equivalent Performance Period.

     (adopted December 20, 1993)

     (2)  Subsection (d)(iii) of Section 5 is amended to provide as follows:

          (iii) Upon Voluntary or Involuntary Termination of

     Service.  Upon a voluntary or involuntary termination

     of full-time employment due to any cause other than

     death, retirement, disability or termination in

     connection with an Optionee's acceptance of full-time

     employment by another business entity, such Optionee,

     or his or her Successor in Interest, may exercise, in
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     whole or in part: (A) Nonqualified Stock Options exercisable by such Optionee on the date of termination of his or her

     full-time employment, from time to time within five months after such date; and (B) Incentive Stock Options exercisable by such Optionee on such date, from time to time within

     three months after such date; provided, however, that if an

     Optionee is terminated for cause (as determined by the

     Administrator), or if an Optionee, at any time after his or her voluntary or involuntary termination of full-time

     employment, engages in any occupation or business that, in the opinion of the Administrator, is a competitor of the

     Company or any of its Subsidiaries, all of such Optionee's unexercised Stock Options (and any tandem SARs) may be

     cancelled by the Administrator.

     (adopted January 24, 1994)

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